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                                  EXHIBIT 99(b)
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             AND PREFERRED DIVIDENDS

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
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                                                                                 Quarter                      Six months
                                                                           ended June 30,                  ended June 30,
                                                                     -------------------              ------------------
(in millions)                                                          1999         1998                1999        1998
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
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
    Income before income tax expense                                 $1,501       $1,186              $2,882      $2,312
    Fixed charges                                                     1,216        1,296               2,469       2,581
                                                                     ------       ------              ------      ------
                                                                     $2,717       $2,482              $5,351      $4,893
                                                                     ------       ------              ------      ------
                                                                     ------       ------              ------      ------

Preferred dividend requirement                                       $    9       $    9              $   17      $   18

Ratio of income before income tax expense to net income                1.61         1.65                1.59        1.65
                                                                     ------       ------              ------      ------

Preferred dividends (2)                                              $   15       $   15              $   27      $   30
                                                                     ------       ------              ------      ------
Fixed charges (1):
    Interest expense                                                  1,185        1,258               2,407       2,503
    Estimated interest component of net rental expense                   31           38                  62          78
                                                                     ------       ------              ------      ------
                                                                      1,216        1,296               2,469       2,581
                                                                     ------       ------              ------      ------
    Fixed charges and preferred dividends                            $1,231       $1,311              $2,496      $2,611
                                                                     ------       ------              ------      ------
                                                                     ------       ------              ------      ------

Ratio of earnings to fixed charges and preferred dividends (3)         2.21         1.89                2.14        1.87
                                                                     ------       ------              ------      ------
                                                                     ------       ------              ------      ------

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
    Income before income tax expense                                 $1,501       $1,186              $2,882      $2,312
    Fixed charges                                                       537          521               1,073       1,030
                                                                     ------       ------              ------      ------
                                                                     $2,038       $1,707              $3,955      $3,342
                                                                     ------       ------              ------      ------
                                                                     ------       ------              ------      ------

Preferred dividends (2)                                              $   15       $   15              $   27      $   30
                                                                     ------       ------              ------      ------
Fixed charges:
    Interest expense                                                  1,185        1,258               2,407       2,503
    Less interest on deposits                                           679          775               1,396       1,551
    Estimated interest component of net rental expense                   31           38                  62          78
                                                                     ------       ------              ------      ------
                                                                        537          521               1,073       1,030
                                                                     ------       ------              ------      ------
    Fixed charges and preferred dividends                            $  552       $  536              $1,100      $1,060
                                                                     ------       ------              ------      ------
                                                                     ------       ------              ------      ------

Ratio of earnings to fixed charges and preferred dividends (3)         3.69         3.18                3.60        3.15
                                                                     ------       ------              ------      ------
                                                                     ------       ------              ------      ------
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(1)  As defined in Item 503(d) of Regulation S-K.
(2)  The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.
(3)  These computations are included herein in compliance with Securities and
     Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.